UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

Kairous Acquisition Corp. Limited

(Exact name of Registrant as specified in its Charter)

Cayman Islands	001-41155	n/a
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 39 Marina Bay Financial Centre Tower 2,

10 Marina Boulevard,

City Singapore 018983, Singapore

(Address of Principal Executive Offices)

+662-255-6851340

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	KACLF	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As disclosed previously, on September 25, 2024, Kairous Acquisition Corp. Limited (the “Company”) entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), by and between the Company, KAC Merger Sub 1, a Cayman Islands exempted company and wholly owned subsidiary of the Company, KAC Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of the Company, NRF Consumer Limited, a company formed under the laws of Thailand, Nove Foods Limited, as company formed under the laws of Thailand, and Bamboo Mart Limited, a Cayman Islands exempted company.

On August 18, 2025, the boards of directors of the Company and Bamboo Mart Limited mutually agreed to terminate the Merger Agreement pursuant to Section 12.1(a) thereof.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2025

KAIROUS ACQUISITION CORP. LIMITED

By:	/s/ Athiwat Apichote
Name:	Athiwat Apichote
Title:	Chief Executive Officer